GRAUBARD MOLLEN & MILLER
                                600 Third Avenue
                               New York, NY 10016





                                                     July 23, 1998




Global Telecommunication Solutions, Inc.
5697 Rising Sun Avenue
Philadelphia, PA 19120

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the offering by Global Telecommunication Solutions, Inc. ("Company"), of up to 1,000,000 shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), pursuant to options that may be granted under the Company's 1994 Performance Equity Plan ("1994 Plan") and up to 425,000 shares of Common Stock pursuant to options that have been granted under certain other employee benefit plans ("Benefit Plans") of the Company.

     In such capacity, we have examined, among other documents, the 1994 Plan, the forms of the Stock Option Agreements between the Company and the grantees of options under the 1994 Plan and the Benefit Plans, copies of the Certificate of Incorporation, as amended, and By-Laws, as amended, of the Company and copies of resolutions adopted by the Company's Board of Directors relating, among other things, to the amendment to the 1994 Plan, the authorization and sale of the shares of Common Stock to be sold pursuant to the 1994 Plan and the Benefit Plans, and the minutes of a meeting of the stockholders of the Company at which the amendment to the 1994 Plan was approved. We have assumed that all of the Stock Option Agreements between the Company and the grantees of options under the 1994 Plan and the Benefit Plans are or will be in the same form as the forms of the Stock Option Agreements we examined. In addition, we have examined and relied upon, to the extent we deemed such reliance proper, certificates of officers and directors of the Company, certificates of certain public officials and such other records and documents as we have considered necessary and proper in order that we may render the opinion hereinafter set forth. We have assumed the authenticity of such Certificate of Incorporation, as amended, By-Laws, as amended, resolutions, certificates, records and other documents examined by us and the correctness of all statements of fact contained therein, and nothing has come to our attention that indicates that such documents and other items are not authentic or correct. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals and the conformity to originals of all documents presented to us as conformed or reproduced documents. We have not examined the certificates for the shares of Common Stock other than specimens thereof.

     As members of the Bar of the State of New York, we do not purport to be experts in the laws of any jurisdiction other than the State of New York and with respect to the federal laws of the United States.

Global Telecommunication Solutions, Inc.
July 23, 1998
Page 2



     Based on the foregoing, we are of the opinion that the shares of Common Stock being offered pursuant to the Stock Option Agreements and the terms of the 1994 Plan and the respective Benefit Plans to which each Stock Option Agreement relates, have been duly authorized and, when issued and delivered against payment therefor, as contemplated by the Stock Option Agreements, will be validly issued and fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel, and to all references made to us in the Registration Statement. In giving this consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

     This opinion is being delivered to you solely for your benefit and may not be relied upon in any manner by any other person.

                                               Very truly yours,

                                              /s/ Graubard Mollen & Miller
                                             _________________________________
                                                  GRAUBARD MOLLEN & MILLER